Exhibit 10.22

THIRD COAST BANCSHARES, INC.

2019 OMNIBUS INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK

(Non-Employee Director)

Pursuant to the terms and conditions of the Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Award Agreement, attached as Appendix B (the “Agreement”), you are hereby awarded shares of the Company’s common stock, par value $1.00 per share (“Common Stock”) subject to and under the conditions set forth below, in the Agreement, and in the Plan (the “Restricted Shares”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:

Date of Grant:	October , 2021

Vesting Commencement Date:	The date on which the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (“SEC”) on October , 2021, is declared effective by the SEC

Number of Restricted Shares:	2,000

Vesting Schedule:

Except as otherwise provided below or in the Agreement, the Restricted Shares covered by this award will become vested as follows:

1. Fifty percent (50%) of the Number of Restricted Shares shall vest on the first anniversary of the Vesting Commencement Date; and

2. Fifty percent (50%) of the Number of Restricted Shares shall vest on the second anniversary of the Vesting Commencement Date;

provided, in each case, you remain a Non-Employee Director, Employee or Consultant continuously from the Date of Grant through each applicable vesting date.

If the Company’s Registration Statement on Form S-1, initially filed with the SEC on October     , 2021, has not been declared effective by the SEC as of the close of business on December 31, 2021, then notwithstanding anything herein to the contrary, all Restricted Shares covered by this award will be forfeited to and reacquired by the Company effective as of the close of business on December 31, 2021.

By accepting the Restricted Shares you acknowledge receipt of the Restricted Shares issued on the Date of Grant indicated above, which have been issued under the terms and conditions of this Notice of Grant of Restricted Stock (the “Notice of Grant”), the Plan and the Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Notice of Grant or the Agreement. You further acknowledge and agree that (a) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted, and (b) a copy of the Agreement and the Plan have been made available to you.

In addition, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with applicable law. This consent shall be effective for the entire time that you are a participant in the Plan.

Note: To accept the Restricted Shares, execute this form and return an executed copy to                      by October 29, 2021. Failure to return the executed copy by such date will render this issuance invalid.

THIRD COAST BANCSHARES, INC.

a Texas corporation

By:
Name:
Title:

Accepted by:

[insert name of Grantee]

Date:

Attachments:	Appendix A – Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

Appendix B – Restricted Stock Award Agreement

Appendix A

Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

[Attached.]

Appendix B

Restricted Stock Award Agreement

[Attached.]

THIRD COAST BANCSHARES, INC.

2019 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Company’s 2019 Omnibus Incentive Plan (the “Plan”), the Company has granted to you an award of the Number of Restricted Shares set forth in that certain Notice of Grant of Restricted Stock (the “Notice of Grant”) executed by you and the Company. Capitalized terms used but not otherwise defined in this Restricted Stock Award Agreement (this “Agreement”) shall have the meanings set forth in the Plan and the Notice of Grant, each of which is attached hereto and incorporated herein in their entirety. The Restricted Shares issued to you pursuant to this Agreement and the Notice of Grant are subject to all of the terms and conditions set forth in this Agreement and in the Plan and the Notice of Grant.

1. Restricted Shares. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”) consisting of the Number of Restricted Shares set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan. To ensure compliance with the restrictions applicable to the Restricted Shares, the provisions of the charter documents of the Company, and/or applicable law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Shares. The Company shall notify the transfer agent as and when the restrictions lapse.

2. Vesting.

(a) Vesting Schedule. Unless earlier vested or forfeited in accordance with this Agreement, the Restricted Shares will vest on the vesting date(s) set forth in the Notice of Grant; provided, however, that all unvested Restricted Shares will become vested (i) immediately prior to the consummation of a Change of Control or (ii) upon your termination of employment or service with the Company and its Subsidiaries due to your death or Disability. For purposes of this Agreement, “Disability” shall mean a long-term disability that entitles you (or would entitle you) to receive benefits under the Company’s long-term disability plan as then in effect.

(b) Involuntary Termination without Cause or Voluntary Resignation for Good Reason. Notwithstanding any other provision of this Agreement, if you are a party to a written employment, severance or change in control agreement with the Company and/or a Subsidiary (an “Employment Agreement”) that provides that the vesting of any portion of the Restricted Shares accelerates upon your termination of employment without cause or for good reason (as such terms are defined in such Employment Agreement), then the provisions of such Employment Agreement shall govern, including the definitions of “cause” and “good reason.”

3. Termination of Employment or Service. Except as otherwise provided in Section 2 of this Agreement, if your employment or service with the Company and its Subsidiaries ends for any reason, then you will immediately forfeit, and the Company will immediately re-acquire, all then unvested Restricted Shares for no consideration. The Company determines when your employment or service terminates for this purpose and all purposes under the Plan, and its determination is conclusive and binding on all Persons.

4. Restrictions on Transfer. The Restricted Shares covered by this Award shall not be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated by you (other than to the Company) unless and until they become vested and cease to be Restricted Shares pursuant to Section 2 above. Any attempted sale, assignment, transfer, disposition, pledge or hypothecation of the Restricted Shares in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and issue “stop transfer” instructions to its transfer agent.

5. Escrow. By your acceptance of the Award, you will be deemed to appoint, and do so appoint, the Secretary of the Company or such other escrow holder as the Committee may appoint to hold the Restricted Shares in escrow as your attorney(s)-in-fact to effect any transfer of unvested forfeited Restricted Shares (or Restricted Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

6. Removal of Notations. As soon as administratively practicable after the vesting of any Restricted Shares subject to the Award pursuant to Section 2 hereof and your satisfaction of the required Tax Withholdings pursuant to Section 9, the Company shall remove the notations on any Restricted Shares subject to the Award which have vested. You (or your beneficiary or personal representative in the event of your death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.

7. Rights as Shareholder; Dividend Equivalents. Except as otherwise provided herein, upon the Date of Grant you shall have all the rights of a shareholder of the Company with respect to the Restricted Shares including, without limitation, voting rights and rights to receive any cash or stock dividends; provided, however, that the aggregate amount of any cash or stock dividends shall be held by the Company, without interest thereon, and paid to you as soon as practicable following the date on which the Restricted Shares to which such dividends relate vest. Any dividends held by the Company on Restricted Shares that do not vest shall be forfeited and retained by the Company.

8. Section 83(b) Election. If you make an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which you would otherwise be taxable under Section 83(a) of the Code, you hereby agree to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

9. Tax Obligations.

(a) Withholding Requirements. The notations on the Restricted Shares will not be removed by the Company unless and until you make satisfactory arrangements (as determined by the Committee) for the payment of the amount the Company deems appropriate to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the grant or vesting of the Restricted Shares (the “Tax Withholdings”). If you fail to make satisfactory arrangements for the payment of any Tax Withholdings under this Agreement, the Company may refuse to remove the notations on the Restricted Shares, to the extent permitted by applicable laws.

(b) Withholding. With respect to any required Tax Withholdings, you may: (i) direct the Company to withhold from the Restricted Shares a number of shares of Common Stock to satisfy such Tax Withholdings, which determination will be based on the Fair Market Value of the shares of Common Stock at the time such determination is made; (ii) deliver to the Company shares of Common Stock sufficient to satisfy such withholding, based on the Fair Market Value of the shares of Common Stock at the time such determination is made; (iii) provide for withholding from proceeds of the sale of shares of Common Stock issuable or issued to you pursuant to this Award through a voluntary broker-assisted sale arranged by the Company; or (iv) deliver cash to the Company sufficient to satisfy such withholding obligations. If you desire to elect to use the withholding option described in subparagraph (i), (ii) or (iii), you must make the election at the time and in the manner the Company prescribes. The Committee, in its discretion, may deny your request to satisfy tax withholding using a method described under subparagraph (i), (ii) or (iii). In the event the Company determines that the aggregate Fair Market Value of the shares of Common Stock withheld as payment of any Tax Withholdings is insufficient to discharge its tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

10. Compliance with Securities Law. The Restricted Shares are not registered under the Securities Act. At this time, the Company has determined that the issuance of the Restricted Shares under this Award is exempt from the registration requirements of the Securities Act. If the Company determines at any time that an exemption from the registration requirements of the Securities Act was not available or that the issuance of the Restricted Shares otherwise would not comply with any other applicable laws and regulations, then the Company may rescind the Restricted Shares.

11. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to this Agreement on all certificates representing Restricted Shares issued with respect to this Award.

12. Right of the Company and Bank to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

13. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

14. Clawback. This Award and the Restricted Shares covered thereunder are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any bank regulatory requirement and/or Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such bank regulatory requirement or policy.

15. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

16. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

17. Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

18. No Guarantee of Interests. The Board and the Company do not guarantee the shares of Common Stock covered by this Award from loss or depreciation.

19. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

20. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

21. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

22. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A of the Code.

23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

24. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Restricted Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Restricted Shares.

27. Amendment. This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

28. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

BY SIGNING THE NOTICE OF GRANT AND ACCEPTING THIS AWARD OF RESTRICTED SHARES, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE, IN THE NOTICE OF GRANT, AND IN THE PLAN.